CONSENT OF INDEPENDENT ACCOUNTANTS








We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of Delafield Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.














PricewaterhouseCoopers LLP
New York, NY
April 28, 2003